EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned constitutes and appoints Shmuel Rubin and Albert Miranda, and each of them, his true and lawful attorneys’-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and any and all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed on this 19th day of September 2024 by the following persons.

/s/ M. Scott Faris	/s/ Shmuel Rubin
M. Scott Faris	Shmuel Rubin
Director (Chair of the Board)	President & CEO

/s/ S. Eric Creviston	/s/ Darcie Peck
S. Eric Creviston	Darcie Peck
Director	Director

/s/ Kimberly Crider	/s/ Joseph Menaker
Kimberly Crider	Joseph Menaker
Director	Director